Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kandi Electric Vehicles Group Co., Ltd.

Jinhua City Industrial Zone

Zhejiang Province, 321016

Peoples Republic of China

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-204459) and Form S-3 (File No. 333-220909 No. 333-230495 of Kandi Technologies Group, Inc. and of our report dated March 15, 2019, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2019.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

BDO China Shu Lun Pan Certified Public Accountants LLP

Shanghai, The People’s Republic of China

April 28, 2020